UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 26, 2015

(Date of earliest event reported)

Atlantic Capital Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	333-204855	20-5728270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3280 Peachtree Road NE, Suite 1600

Atlanta, Georgia 30305

(Address of principal executive offices)

(Zip Code)

(404) 995-6050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In connection with the pending merger of First Security Group, Inc. (“First Security”) with and into Atlantic Capital Bancshares, Inc. (“Atlantic Capital”) pursuant to the Agreement and Plan of Merger, dated March 25, 2015 and amended on June 8, 2015 (the “Merger Agreement”), Atlantic Capital previously announced that Computershare, Atlantic Capital’s exchange agent, must receive properly executed election forms from First Security shareholders wishing to make an election with respect to the type of merger consideration before the close of business on October 26, 2015. Based on the properly executed election forms received by Computershare: (i) approximately 6.7 million First Security shares elected to receive cash in the amount of $2.35 per share; (ii) approximately 56.1 million First Security shares elected to receive 0.188 shares of Atlantic Capital common stock per share; and (iii) approximately 3.9 million First Security shares did not make an election with respect to the merger consideration. Based on the foregoing and the allocation provisions in the Merger Agreement, Atlantic Capital expects to pay total cash consideration of approximately $47.1 million and expects to issue approximately 8,790,000 shares of Atlantic Capital common stock, subject to cash-in-lieu of fractional shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Capital Bancshares, Inc.

By:	/s/ Patrick T. Oakes
Patrick T. Oakes Executive Vice President, Chief Financial Officer, Secretary and Treasurer

October 27, 2015